UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

For the years ended December 31, 2016 and 2015 and the six months ended June 30, 2017

Further to the Form 8-K dated June 13, 2017, on March 23, 2017, New Age Beverages Corporation (“we” or the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) whereby the Company acquired substantially all of the operating assets of Marley Beverage Company, LLC (“Marley”), which is a company engaged in the development, manufacturing, selling and marketing of nonalcoholic relaxation teas and sparkling waters, and ready to drink coffee drinks (the “Acquisition”). On June 13, 2017 (the “Closing Date”), the parties executed the Asset Purchase Agreement for the Acquisition.

The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the Company’s and Marley’s historical financial statements, after giving effect to the Company’s acquisition of Marley and the adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on Marley on a pro forma basis.

The unaudited pro forma combined balance sheet as of December 31, 2016 reflect the acquisition of Marley that occurred on June 13, 2017 as if it had been consummated as of January 1, 2016 and includes historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition and that are factually supportable.

The unaudited pro forma combined statements of operations for the year ended December 31, 2016 and for the six months ended June 30, 2017 give effect to the Acquisition as if it had been consummated on January 1, 2016 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only. They do not purport to represent what the Company’s combined results of operations and financial position would have been had the Acquisition actually occurred as of the dates indicated, and they do not purport to project the Company’s future consolidated results of operations or financial position. The unaudited pro forma combined statements of operations and income do not reflect any adjustments for the effect of non-recurring items that the Company may realize as a result of the Acquisition. The unaudited pro forma combined financial statements include certain reclassifications to conform the historical financial information of Marley to the presentation of the Company.

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to tangible and intangible assets and liabilities acquired at an amount equal to the preliminary estimate of their fair values. The pro forma adjustments reflecting the completion of the Acquisition are based upon the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”), and the assumptions set forth in the notes to the unaudited pro forma combined financial statements. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the purchase price is preliminary pending finalization of various estimates and valuation analyses.

The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document.

NEW AGE BEVERAGES CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2016

	New Age Beverages Corporation	Marley Beverage Company, LLC		Pro Forma Adjustments	Pro Forma Balance Sheet

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$529,088	$10,124	(A)	$(10,124)	$529,088
Accounts receivable, net	4,729,356	202,753		-	4,932,109
Receivables from affiliates	-	19,587,340	(B)	(19,587,340)	-
Other receivables	-	1,721		-	1,721
Inventories, net	4,420,632	1,834,759		-	6,255,391
Prepaid expenses and other current assets	326,846	226,801		-	553,647
Total current assets	10,005,922	21,863,498		(19,597,464)	12,271,956

Property and equipment, net	7,286,201	37,829		-	7,324,030
Customer relationships, net	4,538,674	-		-	4,538,674
Goodwill	4,895,241	-	(C)	18,505,222-	23,400,463
Total assets	$26,726,038	$21,901,327		$(1,092,242)	$47,535,123

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$6,880,569	$517,480	(D)	$1,250,000	$8,648,049
Payables to affiliates	-	46,552,602	(B)	(46,552,602)	-
Current portion of notes payable and capital leases, net of unamortized discounts	4,562,179	-		-	4,562,179
Line of credit	-	-		-	-
Total current liabilities	11,442,748	47,070,082		(45,302,602)	13,210,228

Note payable and capital leases, less current portion, net of unamortized discounts	10,374,675	-		-	10,374,675
Loan payable to affiliate	-	21,343,611	(B)	(21,343,611)	-
Related party debt, net of unamortized discounts	29,961	-		-	29,961
Total liabilities	21,847,384	68,413,693		(66,646,213)	23,614,864

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value, 50,000,000 shares authorized; 21,900,106 shares issued and outstanding	21,900	-	(E)	3,000	24,900
Series A Preferred stock, $0.001 par value: 250,000 shares authorized, 250,000 shares issued and outstanding	250	-		-	250
Series B Preferred stock, $0.001 par value: 300,000 shares authorized, 284,807 shares issued and outstanding	285	-		-	285
Class A, B,C,D, E, F and F1 units; 29,935,243 units authorized; 28,741,388 units issued and outstanding (liquidation preference of $34,332,307)	-	-		-
Ordinary units: 38,334,090 units authorized; 910,557 units issued and outstanding	-	-		-
Additional paid-in capital	11,821,176	1,000,000	(E)	18,038,605	30,859,871
Accumulated deficit	(6,964,957)	(47,512,366)	(E)	47,512,366	(6,964,957)
Total stockholders’ equity	4,878,654	(46,512,366)		65,553,971	23,920,259
Total liabilities and stockholders’ equity	$26,726,038	$21,901,327		$(1,092,242)	$47,535,123

NEW AGE BEVERAGES CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	New Age Beverages Corporation	Marley Beverage Company, LLC		Pro Forma Adjustments	Pro Forma Statement of Operations

Net Revenue	$25,301,806	$7,457,253		$-	$32,759,059
Cost of Goods Sold	19,505,580	5,146,349		-	24,651,929

GROSS PROFIT	5,796,226	2,310,904		-	8,107,130

OPERATING EXPENSES:

Advertising, promotion and selling	1,584,104	-		-	1,584,104
General and administrative	6,367,606	8,077,064		-	14,444,670
Legal and professional	1,471,273	-		-	1,471,273
Total operating expenses	9,422,983	8,077,064		-	17,500,047

(LOSS) INCOME FROM OPERATIONS	(3,626,757)	(5,766,160)		-	(9,392,917)

OTHER INCOME (EXPENSE):
Interest expense	(299,080)	(3,987,057)	(F)	3,987,057	(299,080)
Other income	292,758	(91,837)		-	200,921
Total other income (expense)	(6,322)	(4,078,894)		3,987,057	(98,159)

NET (LOSS) INCOME	$(3,633,079)	$(9,845,054)		$3,987,057	$(9,491,076)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	18,889,608	NA		3,000,000	21,889,608
NET INCOME (LOSS) PER SHARE - BASIC and DILUTED	$(0.19)	NA		NA	$(0.43)

NEW AGE BEVERAGES CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

	New Age Beverages Corporation	Marley Beverage Company, LLC		Pro Forma Adjustments	Pro Forma Statement of Operations

Net Revenue	$25,892,596	$1,847,473		$-	$27,740,069
Cost of Goods Sold	20,066,422	1,509,471		-	21,575,893

GROSS PROFIT	5,826,174	338,002		-	6,164,176

OPERATING EXPENSES:

Advertising, promotion and selling	1,591,911	-		-	1,591,911
General and administrative	4,788,852	1,062,187		-	5,851,039
Legal and professional	205,435	-		-	205,435
Total operating expenses	6,586,198	1,062,187		-	7,648,385

(LOSS) INCOME FROM OPERATIONS	(760,024)	(724,185)		-	(1,484,209)

OTHER INCOME (EXPENSE):
Interest expense	(126,071)	(1,948,586)	(F)	1,948,586	(126,071)
Other income (expense), net	2,675,423	(547)		-	2,674,876)
Total other income (expense)	2,549,352	(1,949,133)		1,948,586	2,548,805

NET INCOME (LOSS)	$1,789,328	$(2,673,318)		$1,948,586	$1,064,596

Weighted Average Number of Common
Shares Outstanding – Basic	30,540,843	NA		-	30,540,843

Weighted Average Number of Common
Shares Outstanding – Diluted	30,640,843	NA		NA	30,640,843

NET INCOME (LOSS) PER SHARE -
BASIC and DILUTED	$0.07	NA		NA	$0.03

New Age Beverages Corporation

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

December 31, 2016 and June 30, 2017

1. Basis of Presentation

The unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been omitted pursuant to such rules and regulations; accordingly, these pro forma financial statements should be read in connection with New Age Beverages Corporation and Marley Beverage Company, LLC (“Marley”) historical audited and unaudited financial statements referred to above.

The unaudited pro forma combined statements of operations for the years ended December 31, 2016 and six months ended June 30, 2017 gives effect to the Acquisition as if it had been consummated on January 1, 2016 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

2. Acquisition of Marley

On March 23, 2017, New Age Beverages Corporation, a Washington corporation (“we” or the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) whereby the Company agreed to acquire substantially all of the operating assets of Marley Beverage Company, LLC (“Marley”), which is a company engaged in the development, manufacturing, selling and marketing of nonalcoholic relaxation teas and sparkling waters, and ready to drink coffee drinks (the “Acquisition”). On March 23, 2017, the parties executed the Asset Purchase Agreement for the Acquisition, with the Closing having taken place on June 13, 2017 (the “Closing Date”). The consideration for the Acquisition was amended pursuant to an Amendment to the Asset Purchase Agreement dated June 9, 2017, which is attached as Exhibit 10.2 to this Form 8-K.

Upon the Closing Date, the Company received substantially all of the operating assets of Marley, consisting of inventory, accounts receivable, fixed assets and intellectual property in exchange for a purchase price of 3,000,000 shares of the Company’s common stock, as well as an earn out payment of $1,250,000 in cash if the gross revenues of the Marley business during any trailing twelve calendar month period after the Closing Date are equal to or greater than $15,000,000. The earnout, if applicable, will be paid as $625,000 on or before the 15th day after the end of the first trailing twelve calendar month period in which the earnout condition is satisfied, $312,500 not later than the first anniversary of the initial earnout payment, and $312,500 not later than the second anniversary of the initial earnout payment. The shares of Common Stock issued pursuant to the Acquisition have not been registered, but the holders have piggyback registration rights, as well as demand registration rights, with the demand registration rights beginning twelve months from the Closing Date. The Acquisition was subject to customary closing conditions. A copy of the Asset Purchase Agreement dated March 23, 2017 was filed as Exhibit 10.1 to the Form 8-K filed on March 29, 2017.

The foregoing description of the Acquisition and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement and the amendment thereto and incorporated exhibits, which are filed as Exhibits 10.1 and 10.2 hereto, and which are incorporated herein by reference.

The shares of our Common Stock issued in connection with the Acquisition will not be registered under the Securities Act unless the registration rights agreement provisions are exercised, and have been issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

The purchase price was allocated to the net assets acquired based on their estimated fair values as follows:

Stock	18,600,000
Purchase price	$18,600,000

Accounts receivable	$562,953
Inventories	798,098
Prepaid expenses and other current assets	198,882
Property and equipment, net	22,191
Accounts payable and accrued expenses	(237,346)
Contingent consideration	(1,250,000)
94,778
Goodwill	18,505,222
$18,600,000

The above allocation is preliminary and is subject to change. The acquisition was consummated on June 13, 2017, and as such, the Company has begun to assess the fair value of the various net assets acquired, but has not yet completed this assessment. The Company is also in the process of identifying other intangible assets, such as customer relationships and recipes that may need to be recognized apart from goodwill. Once identified, these other intangible assets, if any, will be recorded at their fair values. The Company is working to finalize the allocations as quickly as possible, and anticipates that the allocation will not be final for approximately six months. Any adjustments necessary may be material to the consolidated balance sheet and the amount of goodwill recognized. Any resulting adjustments would have no impact to the June 30, 2017 reported operating results or cash flows.

In connection with the acquisition of Marley, the Company incurred minimal transactional costs, which has been recognized as expense as of the closing date.

3. Pro Forma Adjustments

The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements based on preliminary estimates, which may change as additional information is obtained.

Pro Forma Condensed Combined Balance Sheet Adjustments

A.	To remove cash balances that were excluded from the acquisition of Marley.

B.	To eliminate related party transactions of Marley.

C.	To record goodwill related to the acquisition of Marley.

D.	To record the contingent consideration from the acquisition of Marley.

E.	To record the equity transactions related to the acquisition of Marley.

Pro Forma Statement of Comprehensive Income Adjustments

F.	To eliminate the recorded interest expense related to intercompany payable and note balances related to the acquisition of Marley.